SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CHRISTOPHER & BANKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	06-1195422
(State or Other Juris-	(I.R.S. Employer
diction of Incorporation	Identification Number)
or Organization)

2400 Xenium Lane North

Plymouth, Minnesota 55441

(Address of Principal Executive Office and Zip Code)

2006 Equity Incentive Plan for Non-Employee Directors

(Full Title of the Plan)

Andrew K. Moller, Exectuve Vice President and Chief Financial Officer

Christopher & Banks Corporation

2400 Xenium Lane North

Plymouth, MN 55441

763-551-5000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas R. King, Esq.

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota  55402

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Options to Purchase Common Stock under the 2006 Equity Incentive Plan	Indefinite	$0.00	$0.00	$0.00

Common Stock issuable upon exercise of options granted under the 2006 Equity Incentive Plan	300,000 shares	$28.775	$8,632,500	$923.68

TOTAL:				$923.68

(1)                                  In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2)                                  Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on August 4, 2006.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                             Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below:

(a)                                  The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or either (I) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed or (II) the Registrant’s effective registration statement on Form 10 or 10-SB filed under the Securities Exchange Act of 1934 containing audited financial statements for the Registrant’s latest fiscal year;

(b)                                 All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in (a) above;

(c)                                  If the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, the description of such class of securities contained in a registration statement filed under such Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.                                                             Description of Securities.

Not Applicable.

Item 5.                                                             Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                                             Indemnification of Directors and Officers.

Under Delaware General Corporate Law (“DGCL”), under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses

(including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  DGCL also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under the provisions of DGCL.

The Company’s Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Company or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of a law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation and its Bylaws provide that the Company shall indemnify the directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as now enacted or hereafter amended.

Further, the Company has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act of 1933, as amended, and provides for payment to the Company of costs incurred by it in indemnifying its directors and officers.

Item 7.                                                             Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

	5	Opinion and Consent of Fredrikson & Byron, P.A. relating to the legality of securities under the 2006 Equity Incentive Plan for Non-Employee Directors.

	23.1	Consent of Fredrikson & Byron, P.A. — included in their opinion filed as Exhibit 5.

	23.2	Consent of PricewaterhouseCoopers LLP.

	24	Power of Attorney from certain directors.

Item 9.                                                             Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 7th day of  August, 2006.

CHRISTOPHER & BANKS CORPORATION
(the “Registrant”)

By	/s/ Andrew K. Moller
Andrew K. Moller
Executive Vice President and Chief Financial
Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

(Power of Attorney)

Each of the undersigned constitutes and appoints Joseph E. Pennington and Andrew K. Moller his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Christopher & Banks Corporation relating to the Company’s 2006 Equity Incentive Plan for Non-Employee Directors and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Joseph E. Pennington	Chief Executive Officer and Director	August 7, 2006
Joseph E. Pennington	(Principal Executive Officer)

/s/ Andrew K. Moller	Executive Vice President and Chief	August 7, 2006
Andrew K. Moller	Financial Officer (Principal
Financial and Accounting Officer

/s/ Larry C. Barenbaum	Chairman of the Board of Directors	August 7, 2006
Larry C. Barenbaum

Signature	Title	Date

/s/ Donald D. Beeler	Director	August 7, 2006
Donald D. Beeler

/s/ Robert Ezrilov	Director	August 7, 2006
Robert Ezrilov

/s/ James J. Fuld, Jr.	Director	August 7, 2006
James J. Fuld, Jr.

/s/ Anne L. Jones	Director	August 7, 2006
Anne L. Jones

/s/ Robert B. Mang	Director	August 7, 2006
Robert B. Mang

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CHRISTOPHER & BANKS CORPORATION

Form S-8 Registration Statement

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

5	Opinion and Consent of counsel re securities under the Plan
23.1	Consent of counsel (See Exhibit 5)
23.2	Consent of independent accountants
24	Power of attorney (See Signature Page)